EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-161909, 333-175737) of Telkonet, Inc. of our report dated April 23, 2012, relating to the consolidated financial statements, which includes an explanatory paragraph relating to Telkonet Inc.'s ability to continue as a going concern and appears on page F-3 of this Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Milwaukee, Wisconsin
April 23, 2012